EXHIBIT 15

LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

Board of Directors and Stockholders

Unum Group

We are aware of the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 33-47551, Form S-8 No. 33-88108) of Unum Group (formerly Provident Companies, Inc.) pertaining to the Provident Life and Accident Insurance Company MoneyMaker, A Long-Term 401(k) Retirement Savings Plan,

2.	Registration Statement (Form S-8 No. 333-40219) pertaining to:

a.	The Paul Revere Savings Plan

b.	Provident Life and Accident Insurance Company Stock Plan of 1994

c.	Provident Life and Accident Insurance Company Annual Management Incentive Compensation Plan of 1994,

3.	Registration Statement (Form S-8 No. 033-62231) pertaining to the Provident Life and Accident Insurance Company Employee Stock Purchase Plan of 1995,

4.	Registration Statement (Form S-8 No. 333-81669) pertaining to:

a.	Provident Companies, Inc. Stock Plan of 1999

b.	Provident Companies, Inc. Non-Employee Director Compensation Plan of 1998

c.	Employee Stock Option Plan of 1998

d.	Amended and Restated Annual Management Incentive Compensation Plan of 1994,

5.	Registration Statement (Form S-8 No. 333-81969) pertaining to:

a.	UnumProvident Corporation 1987 Executive Stock Option Plan

b.	UnumProvident Corporation 1990 Long-Term Stock Incentive Plan

c.	UnumProvident Corporation 1996 Long-Term Stock Incentive Plan

d.	UnumProvident Corporation 1998 Goals Stock Option Plan,

6.	Registration Statement (Form S-8 No. 333-85882) pertaining to:

a.	UnumProvident Corporation Stock Plan of 1999

b.	UnumProvident Corporation 401(k) Retirement Plan (as amended on February 15, 2002)

c.	UnumProvident Corporation Broad-Based Stock Plan of 2001 (as amended on February 8, 2001)

d.	UnumProvident Corporation Broad-Based Stock Plan of 2002

e.	UnumProvident Corporation Employee Stock Option Plan,

7.	Shelf Registration Statement (Form S-3 No. 333-100953) and the related Registration Statement filed under Rule 462(b)(No. 333-104926),

8.	Shelf Registration Statement (Form S-3 No. 333-115485),

9.	Registration Statement (Form S-3 No. 333-121758), and

10.	Registration Statement (Form S-8 No. 333-123422) of Unum Group (formerly UnumProvident Corporation)

of our report dated May 2, 2007 relating to the unaudited consolidated interim financial statements of Unum Group and subsidiaries which are included in its Form 10-Q for the quarter ended March 31, 2007.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by registered accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

/s/ ERNST & YOUNG LLP

Chattanooga, Tennessee

May 2, 2007